                              DAVID A. CARTER, P.A.
                                 ATTORNEY AT LAW
                                2300 GLADES ROAD
                              SUITE 210, WEST TOWER


DAVID A. CARTER*           BOCA RATON, FLORIDA 33431          NEW YORK OFFICE
   __________                  _______________            GUSRAE, KAPLAN & BRUNO
   OF COUNSEL                  (561) 750-6999                120 WALL STREET
BERT L. GUSRAE**          FACSIMILE (561) 367-0960           NEW YORK, NY 10005
                            E-MAIL: DACX1@AOL.COM              (212) 269-1400
 *MEMBER OF FLA. AND IOWA BAR        SMMDAC@AOL.COM
**MEMBER N.Y. BAR ONLY


                                                           August 22, 2000

Board of Directors
Eagle Capital International, Ltd.
1900 Corporate Blvd., Suite 400E
Boca Raton, Florida 33431

Gentlemen:

         Reference is made to your Registration Statement on Form SB-2 (the "Registration Statement") filed with the United States Securities and Exchange Commission (the "Commission") with respect to the proposed sale by the Selling Securityholders of the Company of 4,750,500 shares of common stock, $.001 par value (the "Common Stock").

         Based upon the Registration Statement (including the Prospectus contained therein and the exhibits thereto), a certificate of the Secretary of State of the State of Nevada and the financial statements of the Company, we are of the opinion that:

         1. The Company is duly organized and existing under the laws of the State of Nevada;

         2. All of the issued and outstanding shares of the Common Stock of the Company have been validly authorized, legally issued, fully paid and non-assessable;

         3. The 4,750,500 shares of Common Stock proposed to be sold by the Selling Securityholders for sale to the public assuming exercise of all Warrants and conversion of all Convertible Promissory Notes, will be validly authorized, legally issued, fully paid and non-assessable.

         In arriving at the foregoing opinion, we have relied, among other things, upon the examination of the corporate records of the Company and certificates of officers of the Company and of public officials. We hereby consent to the use of this opinion in the Registration Statement and all amendments thereto, and to the reference to our firm name under the caption "Legal Matters" of the Prospectus which is included as part of the Registration Statement.

                                                  Very truly yours,

                                                  /s/ David A. Carter, P.A.

                                                  DAVID A. CARTER, P.A.